coalogix INC.

2008 STOCK option PLAN

(As Amended and Restated Effective July 29, 2008)

COALOGIX INC.

2008 STOCK oPTION PLAN

(As Amended and Restated Effective July 29, 2008)

1. Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Subsidiary of the Corporation or any other business entity which is controlled by the Corporation; provided, however, that the term "Affiliate" shall not include any Parent of the Corporation and shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and as permitted by Code Section 409A (if and to the extent applicable).

(c) Applicable Law or Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

(d) Board or Board of Directors means the Board of Directors of the Corporation.

(e) Cause shall mean one or more of following acts by a Participant: (i) such Participant's breach of (A) any material provision of such Participant's employment agreement, or (B) any stockholders, confidentiality or noncompetition agreement with the Corporation or any Subsidiary; (ii) any intentional act or intentional omission by such Participant that causes, or is likely to cause, material harm to the Corporation or any Subsidiary or its business reputation; (iii) such Participant's dishonesty, fraud, gross negligence or willful misconduct related to Participant's performance of his or her duties to the Corporation or any Subsidiary; (iv) such Participant's conviction of, or such Participant's entry of a plea of guilty or no contest to, a felony (other than for motor vehicle offenses the effect of which do not materially impair a Participant's performance of his or her duties), or such Participant's arrest or indictment for a felony or crime of moral turpitude (other than for motor vehicle offenses the effect of which do not materially impair a Participant's performance of his or her duties) related to Participant's performance of his or her duties; (v) such Participant's repeated use of drugs or alcohol that in the reasonable determination of the Board interferes with the performance by the Participant of his or her duties and that is not cured within forty-five (45) days by the Participant taking action reasonably requested by the Board in writing to address the issue; and (vi) such Participant's willful and continued failure (A) to follow the direction (consistent with such Participant's duties) of the President and Chief Executive Officer of the Corporation, the Board or any other Participant to whom such Participant reports, (B) to perform substantially his or her duties to the Corporation or any Subsidiary or (C) to follow the written policies, procedures and rules of the Corporation or any Subsidiary for which such Participant works, in each case if such failure is not cured within ten (10) days after a written demand is delivered to such Participant by the Board or the President of either the Corporation or the Subsidiary for which such Participant works that specifically identifies the manner in which the Board believes that such Participant has not met his or her obligations hereunder; provided, however, that for purposes of this clause (vi), no act or failure to act on the part of a Participant shall be considered "willful" unless it is done or omitted to be done by such Participant in bad faith or without reasonable belief that such Participant's action or omission was in the best interests of the Corporation. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done or omitted to be done by such Participant in good faith and in the best interest of the Corporation. The termination of employment of a Participant shall not be deemed to be for "Cause" unless the Participant is notified prior to such termination of employment that such termination is for Cause. The determination of "Cause" shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Option, a Participant's employment or service shall be deemed to have terminated for Cause if, after the Participant's employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(f) A Change of Control shall (except as may be otherwise provided in an individual Option Agreement or as may be otherwise required, if at all, pursuant to Code Section 409A) mean the occurrence of any of the following events with respect to the Corporation:

(i) The acquisition of Voting Securities of the Corporation by any person (other than a stockholder of the Corporation on the Effective Date) immediately after which such person has beneficial ownership of more than 50% of the combined voting power (determined on an "as converted" common stock equivalent basis) of the Corporation's then outstanding Voting Securities;

(ii) A merger, consolidation or reorganization involving the Corporation, unless:

(A) the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power (determined on an "as converted" common stock equivalent basis) of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation"); and

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; or

(iii) The sale or other disposition of all or substantially all of the assets of the Corporation (defined as a sale of assets of the Corporation representing more than 40% of the Fair Market Value of the total assets held by the Corporation) to any person (other than a transfer to a Subsidiary).

(iv) Notwithstanding the foregoing, a Non-Control Acquisition shall not constitute a Change of Control.

Except as provided in Section 1(f)(iii) above, in no event shall a Change of Control of a Subsidiary constitute a Change of Control of the Corporation.

(For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(g) Common Stock means the Common Stock of CoaLogix Inc., or any successor securities thereto. Shares of Common Stock may be issuable under the Plan.

(h) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(i) Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

(j) Corporation means CoaLogix Inc., a Delaware corporation, together with any successor thereto.

(k) Director means a member of the Board or of the board of directors of an Affiliate.

(l) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any Option Agreement, employment agreement, consulting agreement or other similar material agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define disability), "Disability" shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have sole authority to determine if a Disability has occurred.

(m) Effective Date means the effective date of the Plan, as provided in Section 4.

(n) Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee (taking into account any Code Section 409A considerations); provided, however, that, with respect to Incentive Options, "Employee" means any person who is considered an employee of the Corporation or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(o) Exchange Act means the Securities Exchange Act of 1934, as amended.

(p) Fair Market Value of any asset other than cash or securities required to be valued under this Plan means the fair market value thereof at the time of such determination, as determined in good faith by the Administrator based on all relevant available facts, which may include among other things the opinions of independent valuation experts as to value. The Fair Market Value of the Common Stock or any other securities as of a date of determination means the following:

(i) Stock Listed and Shares Traded. If the Common Stock or other securities are listed and traded on a national securities exchange (as such term is defined by the Exchange Act) (including but not limited to the NASDAQ Stock Market) on the date of determination, the Fair Market Value per share shall be the average of the closing prices of the securities on such national securities exchange for the ten (10) trading day period ending three (3) trading days prior to the date of determination. If the Common Stock or other securities are traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

(ii) Stock Listed But No Shares Traded. If the Common Stock or other securities are listed on a national securities exchange (including but not limited to the NASDAQ Stock Market), but no shares of the Common Stock or other securities are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock or other securities on the most recent date before the date of determination. If the Common Stock or other securities are regularly traded in the over-the-counter market but no shares of the Common Stock or other securities are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock or other securities on the most recent date before the date of determination.

(iii) Stock Not Listed. If the common stock or other securities are not listed on a national securities exchange (including but not limited to the NASDAQ Stock Market) and are not regularly traded in the over-the-counter market, then the Administrator shall determine the Fair Market Value of the Common Stock or other securities based on all relevant available facts, which may include among other things the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination, or opinions of independent valuation experts as to value and may take into account any recent sales and purchases of such Common Stock or other securities to the extent they are representative.

(iv) Notwithstanding the foregoing, (A) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (B) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(q) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(r) Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

(s) Non-Control Acquisition means an acquisition of Voting Securities by an employee benefit plan (or a trust forming a part thereof) maintained by the Corporation or any Subsidiary.

(t) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(u) Option means an Incentive Option or Nonqualified Option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or Option Agreement or established by the Administrator.

(v) Option Agreement means an Option agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Option granted to the Participant. An Option Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Option, as may be established by the Administrator.

(w) Option Period means the term of an Option, as provided in Section 7(d).

(x) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(y) Parent means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

(z) Participant means an Employee employed by, or a Director or an Independent Contractor providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Option under the Plan.

(aa) Plan means the CoaLogix Inc. 2008 Stock Option Plan, as amended and restated effective July 29, 2008, and as it may be hereafter amended and/or restated.

(bb) Retirement shall, as applied to any Participant, have the meaning given in any Option Agreement, employment agreement, consulting agreement or other similar material agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does not define retirement), "Retirement" shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator in its sole discretion (taking into account any Code Section 409A considerations).

(cc) SCR Tech means SCR Tech, LLC, a North Carolina limited liability company and a Subsidiary of the Corporation.

(dd) Securities Act means the Securities Act of 1933, as amended.

(ee) Stockholders' Agreement means that certain Coalogix Inc. Stockholders' Agreement by and between the Corporation and certain stockholders or option holders, as it may be hereafter amended and/or restated.

(ff) Subsidiary means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

(gg) Termination Date means the date of termination of a Participant's employment or service for any reason, as determined by the Administrator or its designee in its or his discretion.

(hh) Voting Securities means securities of a corporation that have the power to vote generally for the election of directors.

2. Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of Corporation and its Affiliates to acquire or to increase their holdings of Common Stock in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the grant to selected Participants of Options, which may be in the form of Incentive Options and/or Nonqualified Options, and/or any other awards which may be permitted under the Plan.

3. Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. For the purposes of the Plan, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Options, including selection of individuals to be granted Options, the types of Options, the number of shares of Common Stock subject to an Option, and all terms, conditions, restrictions and limitations of an Option; (ii) to prescribe the form or forms of the Option Agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Options and Option Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall also have authority, in its sole discretion, to accelerate the date that any Option which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Option granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise or vesting of an Option (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant's rights, payments and/or benefits with respect to an Option (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Option) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Option. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Options (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, in accordance with Applicable Law, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Option or Agreement will be final and binding on the Corporation and all persons having or claiming an interest in any Option granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Option or an Option Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Options to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) herein with respect to such Options (subject to any restrictions imposed by Applicable Laws and such terms and conditions as may be established by the Administrator). To the extent that the Administrator has delegated authority to grant Options pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan and other Applicable Laws.

4. Effective Date

The Effective Date of the Plan is April 9, 2008. The Plan was amended and restated effective July 29, 2008. Options may be granted under the Plan on and after the Effective Date, but not after April 8, 2018. Options that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 10(a)) shall continue in accordance with their terms, unless otherwise determined by the Administrator.

5. Shares of Stock Subject to the Plan; Option Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustment as provided in Section 5(c) herein, the number of shares of Common Stock initially authorized for issuance under the Plan (including for the grant of Incentive Options) was 14,706 shares. As a result of a July 11, 2008 increase by 2,000 shares in the number of shares authorized for issuance and a subsequent 25-to-1 stock split, and subject to adjustments as provided in Section 5(c), the maximum number of shares of Common Stock that may be issued pursuant to the Plan, as amended and restated effective July 29, 2008, shall not exceed 417,650 shares. Of the total number of shares issuable under the Plan, the maximum number of shares of Common Stock available for the grant of Incentive Options under the Plan, as amended and restated effective July 29, 2008, shall be 417,650 shares (subject to adjustment as provided in Section 5(c) herein). Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares acquired on the open market or in private transactions. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Options hereunder.

(b) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Options; (ii) Options which are settled in cash rather than the issuance of shares; (iii) any shares subject to an Option if the Option is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Option or any shares subject to an Option which shares are forfeited to, or repurchased or reacquired by, the Corporation; and (iv) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price of an Option or shares used to satisfy any tax withholding requirement in connection with the exercise of an Option if, in accordance with the terms of the Plan, a Participant pays such Option Price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation affecting the Common Stock (excluding conversion of convertible securities by the Corporation and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Options or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Options or as may otherwise be advisable.

6. Eligibility

An Option may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Option is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c) With respect to the grant of substitute Options or assumption of Options in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Option and the terms of the Option are consistent with the Plan and Applicable Laws (including, to the extent deemed applicable, the federal securities laws registration provisions, Code Section 424(a) and Code Section 409A).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Option shall be granted (as defined above, a "Participant").

7. Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Option Agreement evidencing the grant of the Option; provided, that (i) the Option Price shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b) herein); and (ii) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a)).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Laws.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Option Agreement. With respect to Incentive Options, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b) herein). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Option Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant;

(B) By shares of Common Stock withheld upon exercise;

(C) With respect only to purchases upon exercise of an Option after a Public Market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or

(E) By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. For the purposes herein, a "Public Market" for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock (or successor securities thereto) pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability.

(B) Unless an individual Option Agreement provides otherwise, if the employment of a Participant is terminated because of death or Disability, the Option may be exercised only to the extent vested and exercisable on the Participant's Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of six months next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for any reason other than Disability, death or Cause, his Option may be exercised only to the extent vested and exercisable on his Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 45 days next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, the Administrator shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(iv) Unless an individual Option Agreement provides otherwise, an Option granted to a Participant who was Director but who was not an Employee at the time of grant shall be exercisable as follows: (A) If the services of the Participant as a Director terminate due to death or Disability, the vesting of the Option shall be accelerated so that the Option shall become vested as of the Director's Termination Date to the extent the Option would have been vested on the first anniversary of the Director's Termination Date (without regard to the Participant's termination of service), and, in such event, the Option must be exercised, if at all, prior to the first to occur of the first anniversary of the Director's Termination Date or the close of the Option Period; (B) If the services of the Director are terminated due to the resignation, failure to be re-elected or any other reason other than death, Disability or Cause, then the Option may be exercised only to the extent vested and exercisable on the Director's Termination Date and must be exercised, if at all, prior to the first to occur of the end of the 45-day period next succeeding the Termination Date (or such other period stated in the Option Agreement) or the close of the Option Period; and (C) if the services of such a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwith-standing the foregoing, the Administrator may in its discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v) Unless an individual Option Agreement provides otherwise, an Option granted to a Participant who was an Independent Contractor of the Corporation or an Affiliate at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii) herein) may be exercised only to the extent vested and exercisable on the Participant's Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 30 days next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. If the services of such a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Rights as a Stockholder: A Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan (or, in the case of uncertificated shares, other written notice of ownership has been provided in accordance with Applicable Laws). A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Laws shall be provided) promptly following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C) herein). Shares issued upon exercise of an Option shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 11), an Option Agreement, the Stockholders' Agreement or any other applicable agreements or instruments. Upon the issuance of a certificate for shares of Common Stock to a Participant (or, in the case of uncertificated shares, upon delivery of written notice of ownership in accordance with Applicable Laws), the Participant shall have such rights and incidents of ownership of the shares of Common Stock acquired pursuant to an Option, including the right to vote and the right to receive dividends when and if paid by the Corporation, and to exercise such additional rights with respect to the shares, as are permitted by the Plan, the Option Agreement, the Stockholders' Agreement, the Corporation's certificate of incorporation and bylaws and Applicable Law.

(f) Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator's discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, an Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

(g) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(h) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options.

8. Change of Control

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, if an Award Agreement specifically so provides, all Options outstanding as of the date of such Change of Control shall become fully vested and exercisable, whether or not then otherwise vested and exercisable. In such event, the Administrator may (i) determine that Options must be exercised, if at all, within a fixed time period (as determined by the Administrator) following or prior to such Change of Control event, (ii) determine that such Options shall terminate after such time period, and/or (iii) make other similar determinations regarding the rights of Participants with respect to such Options.

9. Withholding

The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Option. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any Participant or other person to pay to the Corporation in cash with respect to an award the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state, federal or foreign income tax obligations relating to such an Option, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

10. Amendment and Termination of the Plan and Options

(a) Amendment and Termination of Plan: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided that approval of an amendment to the Plan by the stockholders of the Corporation shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law.

(b) Amendment and Termination of Options: The Administrator may amend, alter, suspend and/or terminate any Option granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Option shall not (except as otherwise provided in Section 10(c) or Section 10(d) herein), without the consent of the recipient of an outstanding Option, materially adversely affect the rights of the recipient with respect to the Option.

(c) Unilateral Authority of Administrator to Modify Plan and Options: Notwithstanding Section 10(a) and Section 10(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Option (without Participant consent and without stockholder approval, unless such stockholder approval is required by Applicable Law) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(d) Cash Settlement: Notwithstanding any provision of the Plan, an Option or an Option Agreement to the contrary, the Administrator shall have unilateral authority to cause any Option (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Option.

11. Restrictions on Options and Shares

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Corporation shall require a Participant or other person at any time and from time to time to become a party to an Option Agreement, the Stockholders' Agreement, other agreement(s) restricting the voting, transfer, purchase or repurchase of shares of Common Stock of the Corporation, and any other employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Option Agreement, the Stockholders' Agreement and any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the compliance by the Participant or other holder of such shares with the restrictions described in the Plan, the Option Agreement, the Stockholders' Agreement and any other applicable agreements and Applicable Law.

(b) Compliance with Applicable Laws, Rules and Regulations: The Corporation may impose such restrictions on Options, shares of Common Stock and any other benefits underlying Options hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan or Option Agreement provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Option hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

12. Option Agreement

The grant of any Option under the Plan shall be evidenced by the execution of an Option Agreement between the Corporation and the Participant. Such Option Agreement may state terms, conditions and restrictions applicable to the Option and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an Option, as may be established by the Administrator.

13. No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Option nor any other action related to the Plan shall confer upon a Participant any right to continue in the employment or service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise provided in the Plan, an Option Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Option shall terminate upon the termination of the Participant's employment or service.

14. Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Option to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Option, it is the general intention of the Corporation that the Plan and all such Options shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Option shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Option otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with (or eligible for another exemption from) Code Section 409A. In the event that the Corporation (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions to any Participant who is a "specified employee" (as defined under Code Section 409A) upon a separation from service may only be made on a date that is more than six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the specified employee) or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of the foregoing, (i) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Option, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Option, as applicable, and (ii) terms used in the Plan or an Option Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Option shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

15. Unfunded Plan; No Effect on Other Compensation and Benefit Plans

(a) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Options under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a Participant pursuant to an Option shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

16. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

17. Stockholder Approval

The initial adoption of Plan was subject to approval by the stockholders of the Corporation, which approval was received within 12 months of the Effective Date of the Plan. Options granted prior to such stockholder approval were conditioned upon and were effective only upon approval of the Plan by such stockholders on or before such date. Amendments to the Plan shall be subject to additional stockholder approvals if and to the extent required by Applicable Law or if otherwise deemed advisable by the Board.

18. Effect of Certain Changes in Duties and/or Status

Notwithstanding the other terms of the Plan or an Option Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Option or at any time thereafter, the effect, if any, on Options (including but not limited to the vesting and/or exercisability of Options) granted to a Participant in the event of (i) a change in the Participant's duties or responsibilities, (ii) a change in the Participant's status as an Employee, Director or Independent Contractor, including but not limited to a change from full-time to part-time, or vice versa, or (iii) other similar changes in the nature or scope of the Participant's employment or service. In addition, unless otherwise determined by the Administrator, for purposes of the Plan, a Participant shall be considered to have terminated employment or service and to have ceased to be an Employee or Independent Contractor, as the case may be, if his employer (or the party for whom the Participant is providing services, in the case of an Independent Contractor) was an Affiliate at the time of grant and such employer or other party ceases to be an Affiliate, even if he continues to be employed by or provide services to such employer or party.

19. Beneficiary Designation

The Administrator may in its discretion permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive benefits (if any) to which the Participant is otherwise entitled under the Plan in the event of death. In the absence of such designation by a Participant, and in the event of the Participant's death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent that the Plan and/or Option Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

20. Gender and Number

Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

21. Successors and Assigns

The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

22. Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23. Rules of Construction

Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

24. Right of Offset

Notwithstanding any other provision of the Plan or an Option Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Corporation or an Affiliate that is or becomes due and payable.

25. Fractional Shares

Except as otherwise provided in an Option Agreement or determined by the Administrator, (a) the total number of shares issuable pursuant to the exercise or vesting of an Option shall be rounded down to the nearest whole share, and (b) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

26. Uncertificated Stock

Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Corporation's discretion, be effected on a non-certificated basis, to the extent not prohibited by the Corporation's certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock is traded).

27. Income and Other Taxes

Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise on their behalf in connection with awards granted under the Plan (including any taxes arising under Code Section 409A), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

IN WITNESS WHEREOF, this CoaLogix Inc. 2008 Stock Option Plan, as amended and restated effective July 29, 2008, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, as of the _____ day of _____________, 2008.

COALOGIX INC.
By: Name: Title:
ATTEST:

Secretary
[Corporate Seal]